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                                                                  EXHIBIT 5.2

                                                             December 12, 1996


                            Davis Polk & Wardwell
                            450 Lexington Avenue
                          New York, New York 10017





PriCellular Wireless Corporation
45 Rockefeller Center
New York, New York  10020

Dear Sirs:

          Reference is made to the prospectus (the "Prospectus") contained in the registration statement on Form S-4 (Reg. No. 333-17067) being furnished by PriCellular Wireless Corporation to the Securities and Exchange Commission (the "Commission") on the date hereof in connection with the exchange of Old Notes for New Notes (the "Exchange"), all as described in the Prospectus.

          The discussion of material federal income tax consequences relevant to the Exchange and holding of Notes contained under the caption "Certain Federal Income Tax Considerations" in the Prospectus constitutes the opinion of Davis Polk & Wardwell, subject to the qualifications stated therein.

          We consent to the furnishing to the Commission of a copy of this opinion and to the reference to our firm under the caption "Certain Federal Income Tax Considerations" in the Prospectus.

                                            Very truly yours,


                                            /s/Davis Polk & Wardwell